                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                             ____________________


                                   FORM 8-K



                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             ____________________


      Date of Report (Date of earliest event reported): November 7, 2001



              North American Gaming and Entertainment Corporation
  --------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       Delaware                     0-5474                    75-2571032
------------------------     -------------------------    ------------------
(State of incorporation)     (Commission File No.)        (IRS Employer
                                                          Identification No.)



               13150 Coit Road, Suite 125, Dallas, Texas  75240
        --------------------------------------------------------------
          (Address of principal execute offices, including zip code)


                                (972) 671-1133
               ------------------------------------------------
             (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets
------   ------------------------------------

Sale of Assets Pursuant to Settlement Agreement

Background

     General. Prior to November 7, 2001, North American Gaming and Entertainment Corporation (the "Company") was an owner of member interests or shares of common stock in OM Operating, L.L.C. ("Operating"), River Port Truck Stop, L.L.C. ("River Port"), and Ozdon Investments, Inc. ("Ozdon"). Since March 31, 1999, the Company's ownership percentages and the identity and ownership percentages of the other owners were as follows:

                                   Operating

     Member's Name                                     Member's Ownership Percentage
     -------------                                     -----------------------------

     Donald I. Williams                                          51%
     The 146, L.L.C.                                             24.5%
     North American Gaming                                       24.5%

                                  River Port


     Member's Name                                     Member's Ownership Percentage
     -------------                                     -----------------------------

     Donald I. Williams                                          50%
     The 146, L.L.C.                                             25%
     North American Gaming                                       25%

                                     Ozdon
     Shareholder's Name                                Shareholder's Ownership Percentage
     ------------------                                ----------------------------------

     The 146, L.L.C.                                             50%
     North American Gaming                                       50%

     Disputed Merger. On March 15, 2000 meetings of the members of Operating and River Port were called by Donald I. Williams ("Williams") and The 146, L.L.C. ("146LLC"), the other two members of Operating and River Port. The purpose of each meeting was to merge newly-formed limited liability companies owned by Williams and 146LLC into Operating and River Port and to cancel, or "cash out", the Company's membership interests in exchange for a cash payment of $375,000 by Operating and $50,000 by River Port. The Company objected to the holding of the meetings and the cancellation of its membership interests. The Articles of Organization or the Operating Agreement of each of Operating and River Port provide that a member's interest may not be changed and the Articles of Organization may not be amended without the unanimous vote of all members. Despite the Company's objections and the requirements of the Articles of Organization, a meeting of members was held by each of Operating and River Port on March 27, 2000 at which Williams and 146LLC purported to approve both mergers. The Company voted against the merger at each meeting. The purpose of both mergers was to terminate the Company's interests in Operating and River Port without its consent. A Certificate of Merger was filed by Operating and River Port with the Secretary of State of Louisiana on March 28, 2000 and April 18, 2000, respectively, purporting to finalize both mergers.

     Resulting Litigation. The Company filed a lawsuit on March 24, 2000, styled North American Gaming and Entertainment Corporation v. OM Operating, L.L.C., River Port Truck Stop, L.L.C., Donald I. Williams, Loy F. Weaver and The 146, L.L.C., Civil Action No. CV00-0575S, United States District Court, Western District of Louisiana, Shreveport Division, against Operating, River Port, Williams, 146LLC and Loy F. Weaver, an affiliate of 146LLC ("Weaver"), for breach of fiduciary duty and breach of contract, and to declare as a nullity the mergers purportedly approved by Williams and 146LLC. Related litigation was brought by the defendants and related parties in the litigation styled (i) Arlington Farms, Inc., et al. v. North American Gaming and Entertainment Corporation, et al., Civil Action No. 00-106-C-M2, United States District Court, Middle District of Louisiana, and (ii) The 146, L.L.C. v. Ozdon Investments, Inc., State of Louisiana, Parish of Pointe Coupee, 18th Judicial District Court, Docket No. 34,928, Division "A". The Company has vigorously pursued its rights, sought a judicial declaration nullifying the purported mergers of both Operating and River Port, and sought damages for these and other breaches of fiduciary duty. The other parties to the litigation have also vigorously pursued their rights and asserted their defenses.

Numerous depositions and discovery requests were involved and numerous court hearings have been held since the filing of the lawsuits. During this process, the Company has also entertained discussions and negotiations concerning a possible settlement of the litigation. Effective as of January 5, 2001, the Company entered into a preliminary agreement (the "Preliminary Agreement") with the other parties to the lawsuits, together with certain related parties thereof (collectively, the "OMO Group").

     The Preliminary Agreement. Under the terms of the Preliminary Agreement, the Company and the OMO Group agreed to settle the foregoing litigation and enter into mutual releases of claims, subject to certain conditions that were required to be satisfied prior to such settlement becoming effective. The Preliminary Agreement provided that the settlement would not become effective unless definitive, binding agreements mutually acceptable to all parties (the "Definitive Agreements") were entered into on or before March 9, 2001. Definitive Agreements were not executed prior to such date, but the deadline was extended by the parties from time to time as negotiations continued. Extensive negotiations, involving many meetings, conference calls and drafts of various documents took place between January 5, 2001 and August 20, 2001, at which time the Company ultimately was able to negotiate and enter into the Settlement Agreement upon terms mutually agreeable to the Company and the OMO Group.

     The Settlement Agreement. Effective August 20, 2001, the Company entered into a definitive Purchase, Release, Settlement and Indemnity Agreement (the "Settlement Agreement") with the OMO Group settling the three pending lawsuits. In addition to mutual releases of all parties, the Settlement Agreement provides for the sale by the Company of (i) all of the Company's interest in Operating to Operating in redemption of all of the Company's interest in Operating, (ii) all of the Company's interest in River Port to River Port in redemption of all of the Company's interest in River Port, and (iii) the Company's 50% ownership interest in Ozdon. The purchase price for the sale of these assets by the Company was $2.3 million, payable $800,000 in cash and $1.5 million in the form of promissory notes payable in 60 monthly installments of principal and interest. However, the cash portion of the purchase price was reduced by an amount equal to $5,000 for a $5,000 payment to E.H. Hawes, II, the President of the Company, for a two year agreement not to compete with the OMO Group within four Parishes in Louisiana, and $38,125 retained by the OMO Group representing the net excess of liabilities of Ozdon in excess of $125,000. The Settlement Agreement also includes a noncompetition agreement pursuant to which the Company agreed not to compete for a period of two years after the closing of the Settlement Agreement in the ownership, operation or management of truck stops in any of the four Parishes in the State of Louisiana in which Operating or River Port currently own or operate truck stops.

     Reasons for Settlement Agreement and Sale. Mr. Hawes discussed with each of the Company's Board members developments in the litigation as they occurred. These discussions included the results of discovery, discussions with counsel concerning strategy and potential results and the costs of pursuit of the ongoing litigation. He further reported to the Board that the Company had experienced difficulties as a minority owner and could continue to anticipate difficulties as a minority owner of Operating, River Port and Ozdon if the disputed mergers were set aside. There were also discussions concerning possible sales of the minority interests if the disputed mergers were set aside and the likely value in light of the litigious nature of the situation. Based on these discussions, the cost of pursuing the litigation, the possibility of being able to recover any judgment rendered and the reduced marketability of the minority interests, and especially in light of the litigious nature of the situation, it was determined that it was in the best interests of the Company to enter into the Settlement Agreement and sell its assets for the value of approximately $2.3 million.

     Mr. Hawes then discussed the issue of accepting cash and promissory notes rather than taking all cash. He informed the Board that the OMO Group was unwilling to pay any greater amount in cash. The Board determined that in view of the sound financial condition of Operating, River Port and Ozdon and the cross guarantees and additional guarantees given for each of the promissory notes, the settlement should proceed with $800,000 in cash and $1.5 million in promissory notes, secured and guaranteed as described below.

Description of Operating and River Port

     Operating is a Louisiana limited liability company that presently operates truck stop facilities and related video poker casinos in Opelousas, Louisiana and Toomey, Louisiana, and operates the truck stop video poker casino owned by River Port in Port Allen, Louisiana and the truck stop video poker casino owned by a nonaffiliated party in Vinton, Louisiana.

     River Port owns a truck stock facility and related video poker casino in Port Allen , Louisiana. The truck stop facility is operated by a nonaffiliated party and the video poker casino is operated by Operating.

     The address and telephone number of the principal executive office of Operating and River Port is 688 Hwy 10, Washington, Louisiana 70589, and (337) 826-6555.

The Settlement Agreement

     General. The Company entered into the Settlement Agreement on August 20, 2001 with Operating, River Port, Williams, 146L.L.C., Weaver and certain related parties thereof (the "OMO Group"). Under the Settlement Agreement, the Company agreed to sell substantially all of its assets to Operating and River Port.

     The purchase and sale of the assets of the Company closed into escrow on August 20, 2001. The only condition to the release of escrow and the closing becoming effective was the mailing of an Information Statement to the stockholders of the Company. Escrow was to be released and the closing was to become effective 20 days after the first mailing of this Information Statement to the Company's stockholders (the "Effective Date"), but with a financial and accounting effective date to relate back to August 20, 2001. The Information Statement was mailed to all of the stockholders of the Company on or around October 18, 2001 and the closing became effective November 7, 2001.

     Assets Sold. The assets sold include the Company's ownership interests in each of Operating, River Port and Ozdon.

     Purchase Price. The purchase price for the sale of these assets by the Company is $2.3 million, payable $800,000 in cash and $1.5 million in the form of promissory notes payable in 60 monthly installments of principal and interest. However, the cash portion of the purchase price was reduced by an amount equal to $5,000 for a $5,000 payment to E.H. Hawes, II, the President of the Company, for a two year agreement not to compete with the OMO Group within four Parishes in Louisiana, and $38,125 retained by the OMO Group representing the net excess of liabilities of Ozdon in excess of $125,000. The three promissory notes are in the amount of $1,222,826 payable by Operating, $244,565 payable by Operating and $32,609 payable by River Port and bear interest at the prime rate. Each of the promissory notes is personally guaranteed by Weaver, 146 LLC, Williams, Operating, River Port and Ozdon and will be secured by a security interest in 49% of the membership interests of Operating.

     No Fairness Opinion Obtained. No fairness opinion was obtained and no other third-party appraisal or review was conducted to arrive at the purchase price in the Settlement Agreement for the Company's assets. The Board of Directors of the Company decided it was capable of evaluating the factors to be taken into account to determine the aggregate purchase price paid as part of the Settlement in light of the ongoing expenses of the litigation and recovery possibilities, and determined that the expense of engaging an investment banking firm or another third party review of the transaction was not necessary. The Board considered that the minority stockholders would have no voice in the decision to enter into the Settlement Agreement and sell substantially all of the assets of the Company, and in the absence of dissenters' rights of appraisal, the minority stockholders would be bound by the decision of the Board and the written consent of the three stockholders owning approximately 60.2% of the issued and outstanding shares of Common Stock who approved the Settlement Agreement. However, the Board did not believe such limitation justified the expense of a fairness opinion or other third party review, and did not believe that the absence of such opinion or review adversely affected its internal determination of fairness. Therefore, the Board decided to proceed without a fairness opinion or other third party review. Based upon all of the foregoing factors discussed, the Board determined that the settlement of the litigation by entering into the Settlement Agreement and accepting $2.3 million as the aggregate purchase price for the Company's assets was fair to, and in the best interests of, the Company's stockholders.

     Mutual Release and Indemnification. The Company and E.H. Hawes, II, individually and on behalf of any other entities controlled by them, have agreed to release all claims either of them might have, known or unknown, against any members of the OMO Group, including a release with prejudice of all claims pursued in the pending lawsuits. Likewise, the OMO Group agreed to release all claims either of them might have, known or unknown, against the Company, Mr. Hawes and their affiliates, including a release with prejudice of all claims pursued in the pending lawsuits. The Company and Mr. Hawes agreed to indemnify the OMO Group against any loss experienced if the Company or Mr. Hawes elected to rescind the releases granted. Likewise, the OMO Group agreed to indemnify the Company and Mr. Hawes if any member of the OMO Group elected to rescind the releases granted. Each of the parties also agreed to indemnify the other party for any costs or expenses resulting from any breach of warranties or agreements, or the breach or default in the performance of any required obligations, under the Settlement Agreement.

     Expenses. Each group of parties under the Settlement Agreement is responsible for paying all of the fees and expenses incurred by that group (including the fees and expenses of counsel) in connection with the negotiation, execution and delivery and performance of the Settlement Agreement and the transactions contemplated by the Settlement Agreement.

Non-Competition Agreement

     Each of Mr. Hawes and the Company agreed not to compete in the gaming business in four Parishes in which Operating and River Port currently have video poker casino operations for a period of two years after August 20, 2001. The Company was paid $5,000 for its noncompete and Mr. Hawes was paid $5,000 for his noncompete. The $10,000 payments reduced the $800,000 cash portion of the purchase price.

No Liquidation

     The Company does not intend to liquidate and dissolve as a result of the Settlement Agreement and the sale of substantially all of its assets. The Company is reviewing other businesses and acquisition opportunities and plans to use the proceeds from the Settlement Agreement and sale of assets partially to fund other business opportunities at such time as such opportunities may become available to the Company on terms and conditions acceptable to the Company.

Pro Forma Financial Statements

     Included elsewhere in this Current Report are unaudited pro forma financial statements showing the effect of the Settlement Agreement and the sale of the Company's assets. See Item 7, below.


Item 7.   Financial Statements and Exhibits
-------   ---------------------------------

          (b) The unaudited pro forma consolidated condensed balance sheet as of June 30, 2001 and the unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2000 and the six months ended June 30, 2001 included with this Current Report reflect the pro forma effect of the Settlement Agreement as though it had occurred on June 30, 2001 for balance sheet purposes and as of January 1, 2001 and January 1, 2000 for purposes of the unaudited pro forma statements of operations for the six months ended June 30, 2001 and the year ended December 31, 2000, respectively.

          (c)  Exhibits - The following exhibits are filed herewith:

               10.1 Purchase, Release, Settlement and Indemnity Agreement dated August 20, 2001 by and among the parties referenced therein (exclusive of Exhibits and Schedules thereto).

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


November 7, 2001


                                        NORTH AMERICAN GAMING AND
                                        ENTERTAINMENT CORPORATION



                                        By:    /s/ E.H. Hawes
                                             -------------------------------
                                             E.H. Hawes II, President

                         INDEX TO FINANCIAL STATEMENTS

                                                                             Page
                                                                             ----
PRO FORMA COMBINED FINANCIAL STATEMENTS (unaudited)

Introduction to Unaudited Pro Forma Consolidated Financial Information......  F-2

Unaudited Pro Forma Consolidated Condensed Balance Sheet - June 30, 2001....  F-3

Unaudited Pro Forma Consolidated Condensed Statement of Operations For the
    Six Months Ended June 30 2001...........................................  F-4

Unaudited Pro Form Consolidated Condensed Statements of Operations For The
     Year Ended December 31, 2000...........................................  F-5

Notes to Unaudited Pro Forma Consolidated Condensed Financial Information...  F-6


                      INTRODUCTION TO UNAUDITED PRO FORMA

                      CONSOLIDATED FINANCIAL INFORMATION



The unaudited pro forma consolidated financial information as of June 30, 2001 and for the six months ended June 30, 2001 and the year then ended December 31, 2000 is set forth on the following pages. The unaudited pro forma consolidated financial information has been prepared utilizing the historical consolidated financial statements of North American Gaming and Entertainment Corporation and Subsidiaries. The unaudited pro forma consolidated financial information gives pro forma effect to the Settlement Agreement and sale of substantially all of the Company's assets (the "Sale") as if the Sale had occurred on June 30, 2001 for balance sheet purposes and as of January 1, 2001 and January 1, 2000 for purposes of the unaudited pro forma statement of operations for the six months ended June 30, 2001 and the year ended December 31, 2000, respectively. The unaudited pro forma consolidated information has been prepared utilizing estimates and assumptions as set forth below and in the notes thereto. The unaudited pro forma consolidated financial information is presented for informational purposes and is not necessarily indicative of the future financial position or results of operations of the Company that would have actually occurred had the Sale been consummated on such dates or as of the periods described above. The unaudited pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

These unaudited pro forma adjustments represent the Company's preliminary determination of the Sale adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts in the unaudited pro forma consolidated financial information are subject to change, and the final amounts may differ substantially.

NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION
UNAUDITED PRO FORMA CONSOLIATED CONDENSED BALANCE SHEET

                                                                                                                      Unaudited
                                                                  Historical                                          Pro Forma
                                                                June 30, 2001           Pro Forma Adjustments        June 30, 2001
                                                                -------------        ----------------------------    -------------
ASSETS
Current Assets:
Cash                                                             $    9,370   (a)     $  611,875        $        -     $  621,245
Advances to related parties                                           6,900                    -                 -          6,900
Advances to internet service entity                                  67,000                    -                 -         67,000
Prepaid expenses                                                      7,859                    -                 -          7,859
Note receivable, current portion                                          -   (a)        187,837                 -        187,837
Deferred tax asset                                                  227,834                    -  (b)      227,834              -
                                                                 ----------           ----------        -------------------------
     Total Current Assets                                           318,963              799,712           227,834        890,841
                                                                 ----------           ----------        -------------------------

Furniture and equipment, net                                          3,979                                                 3,979
                                                                 ----------           ----------        -------------------------


Other assets:
  Deposits                                                            3,246                    -                 -          3,246
  Note receivable                                                         -   (a)      1,312,163                 -      1,312,163
  Investments - other                                             1,072,060                       (a)    1,072,060              -
                                                                 ----------           ----------        -------------------------
     Total Other Assets                                           1,075,306            1,312,163         1,072,060      1,315,409
                                                                 ----------           ----------        -------------------------
                                                                 $1,398,248           $2,111,875        $1,299,894     $2,210,229
                                                                 ==========           ==========        =========================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current portion of notes payable                                 $  273,297           $        -        $        -     $  273,297
Accounts payable and accrued liabilities                            132,702                    -                 -        132,702
Due to related entity                                               130,000                    -                 -        130,000
Preferred stock dividends payable                                    15,003                    -                 -         15,003
                                                                 ----------           ----------        -------------------------
     Total Current Liabilities                                      551,002                    -                 -        551,002

Subordinated convertible debentures                                 317,000                    -                 -        317,000
Notes payable - long-term                                           412,500                    -                 -        412,500
                                                                 ----------           ----------        -------------------------
     Total Liabilities                                            1,280,502                    -                 -      1,280,502
                                                                 ----------           ----------        -------------------------

Stockholders' equity:
Preferred stock                                                           -                    -                 -              -
Common stock                                                        417,886                    -                 -        417,886
Additional paid-in capital                                          489,214                    -                 -        489,214
Treasury stock                                                     (489,258)                   -                 -       (489,258)
Accumulated deficit                                                (300,096)  (b)        227,834  (a)    1,039,815        511,885
                                                                 ----------           ----------        -------------------------
     Total Stockholders' Equity                                     117,746              227,834         1,039,815        929,727
                                                                 ----------           ----------        -------------------------

                                                                 $1,398,248           $  227,834        $1,039,815     $2,210,229
                                                                 ==========           ==========        =========================

See notes to unaudited pro forma consolidated condensed financial statements.


NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION
  AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS


                                                                  For the Six Months Ended June 30, 2001
                                                     --------------------------------------------------------------
                                                                                                         Unaudited
                                                      Historical       Pro forma adjustments             Pro Forma
                                                     --------------------------------------------------------------
Revenue                                               $       -           $      -        $        -  $         -

General and administrative expenses                     365,863                  -                 -      365,863
Depreciation and amortization                             5,760                  -                 -        5,760
                                                      ---------           --------        -----------------------
Operating loss                                         (371,623)                 -                 -     (371,623)

Interest expense                                        (31,479)                 -                 -      (31,479)
Income from equity investments                          302,986   (c)      302,986                 -            -
Gain (loss) on sale of investments                     (122,980)                 -  (d)    1,342,802    1,369,822
                                                                                    (e)      150,000
Management fees                                         115,358   (f)      115,358                 -            -
Other income (expense)                                  (99,457)  (e)      150,000                 -     (249,457)
                                                      ---------           --------        -----------------------

Income (loss) before provision for income
 taxes                                                 (207,195)           568,344         1,492,802      717,263

Provision for income taxes                                    -   (g)      227,834                       (227,834)
                                                      ---------           --------        -----------------------

Net income (loss)                                     $(207,195)          $796,178        $1,492,802  $   489,429
                                                      =========           ========        =======================

Basic income per share                                                                                $      0.02
                                                                                                      ===========

Basic weighted average shares outstanding                                                              25,105,458
                                                                                                      ===========

See notes to unaudited pro forma consolidated condensed financial statements.

NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION
  AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS


                                                                  For the Year Ended December 31, 2000
                                                    ------------------------------------------------------------------
                                                                                                            Unaudited
                                                      Historical         Pro forma adjustments              Pro Forma
                                                    ------------------------------------------------------------------

Revenue                                             $       -                  $      -        $        -   $        -

General and administrative expenses                   640,016                         -                 -      640,016
Depreciation and amortization                          11,520                         -                 -       11,520
                                                    ---------                  --------        -----------------------

Operating loss                                       (651,536)                        -                 -     (651,536)

Interest expense                                      (55,763)                        -                 -      (55,763)
Income from equity investments                        386,594   ( c)            386,594                 -            -
Gain on sale of investments                           384,495                         -  (d)    1,879,396    2,263,891
Other income (expense)                                 63,722                         -                 -       63,722
                                                    ---------                  --------        -----------------------

Income (loss) before provision for income
 taxes                                                127,512                   386,594         1,879,396    1,620,314

Provision for income taxes                            (10,991)  (g)             215,000                 -     (225,991)
                                                    ---------                  --------        -----------------------

Net income (loss)                                   $ 116,521                  $601,594        $1,879,396  $ 1,394,323
                                                    =========                  ========        =======================

Basic income per share                                                                                     $      0.04
                                                                                                           ===========

Basic weighted average shares outstanding                                                                   31,130,691
                                                                                                           ===========

See notes to unaudited pro forma consolidated condensed financial statements.

NORTH AMERICAN GAMING AND ENTERTAINMENT
  CORPORATION AND SUBSIDIARY
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
FINANCIAL INFORMATION
--------------------------------------------------------------------------------

On August 20, 2001, the Company entered into the Settlement Agreement under which it will sell substantially all of its assets for $2,300,000 (reduced by $38,125, which represents the amount of Ozdon liabilities in excess of $125,000 at the date of sale). The Company is to receive $800,000 in cash (less $150,000 in non-refundable deposits already received by the Company) and a 5 year note for $1,500,000 with interest at New York prime rate.

The unaudited pro forma adjustments are as follow:

   a. To record the sale of the equity investments in gaming operations and the receipt of cash of $611,875 ($800,000 reduced by $150,000 and $38,125 described above) and a $1,500,000 note receivable.

   b.  To record the income tax effect of the sale.

   c. To remove the income from equity investments for the related period, assuming sale at the beginning of the period.

   d.  To record the gain on the sale as follows:

                                          Six Months Ended       Year Ended
                                            June 30, 2001     December 31, 2000
                                          -----------------  -------------------
Sales price:
   Purchase price                               $2,300,000           $2,300,000
   Less excess liabilities on Ozdon                (38,125)             (38,125)
                                                ----------           ----------

   Net sales price                               2,261,875            2,261,875

Net book value of investments                      769,073              382,479
                                                ----------           ----------

Gain on sale of equity investments               1,492,802            1,879,396

Less amounts received in 2001 and
   reflected in income                            (150,000)                   -
                                                ----------           ----------

Net pro forma adjustment                        $1,342,802           $1,879,396
                                                ==========           ==========

   e. To include the non-refundable deposit received during the six months ended June 30, 2001 as part of the gain on sale of the equity investments.

--------------------------------------------------------------------------------

NORTH AMERICAN GAMING AND ENTERTAINMENT
  CORPORATION AND SUBSIDIARY
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
FINANCIAL INFORMATION
--------------------------------------------------------------------------------

   f. To remove management fee income from Ozdon for the six months ended June 30, 2001.

   g.  To record the income tax effect of the sale.



-------------------------------------------------------------------------------